News Release LaSalle Announces CEO Succession and New Leadership Roles Mark Gabbay appointed Global CEO; Jeff Jacobson to transition to Chairman CHICAGO, Dec. 7, 2020 – LaSalle Investment Management (“LaSalle”), an operationally independent subsidiary of Jones Lang LaSalle Incorporated (NYSE: JLL), announced today that Mark Gabbay, currently CEO and CIO of LaSalle Asia Pacific, will assume the role of LaSalle Global CEO, effective January 1, 2021. Gabbay will succeed Jeff Jacobson, who is transitioning leadership after a 14-year tenure as LaSalle Global CEO. Jacobson will stay on as LaSalle Chairman through at least June 2021 and will continue to work closely with the leadership team to ensure a smooth transition and continued momentum in the business. As Global CEO, Gabbay will have overall leadership responsibility for LaSalle’s strategic direction and growth. He will report to Christian Ulbrich, President and CEO of JLL. Gabbay joined LaSalle in 2010 as Chief Investment Officer for Asia Pacific. In 2015, he became APAC CEO and has since been the central architect of the firm’s stellar investment performance and robust earnings growth in the region. Gabbay's extensive real estate investment background before joining LaSalle includes serving as Managing Director and Head of the Asia Asset Finance Division at Nomura and Co-Head of the Asia Pacific Global Real Estate Group at Lehman Brothers. Jeff Jacobson, incumbent LaSalle CEO said, “Mark’s experience and track record of outperformance have been critical to the success of our Asia Pacific business, and he possesses the right mix of skills, innovative thinking and leadership to drive LaSalle’s growth going forward. The foundation of our business is very solid, and I am confident that the firm will experience great momentum and success with Mark and our entire global leadership team. I look forward to helping this transition and observing the progress in the years ahead.” As CEO since 2007, Jacobson successfully led LaSalle through two global crises and oversaw a period of expansion with AUM growing over 57% to more than $65 billion as of Q3 2020. During his tenure, LaSalle executed numerous strategic product launches, accretive acquisitions, and a global transformation culminating with a coordinated series of leadership appointments being announced today. Christian Ulbrich, JLL CEO added, “Jeff’s leadership and investment expertise have been instrumental in LaSalle’s success over the past 30 years. We thank him for positioning the business on such solid footing and being an outstanding steward for LaSalle’s investors and employees throughout his career. Mark is the right leader to drive the next phase of growth and further enhancing LaSalle’s industry leading real estate investment management offer.” Mark Gabbay, incoming LaSalle CEO said, “I am honored and excited to become the next CEO of LaSalle. Our global platform, singular real estate focus and investment expertise around the world is unparalleled and I look forward to working with our teams to drive growth, innovation and performance in the years ahead.” As part of the succession plan, the following leadership changes are being implemented in LaSalle’s Asia Pacific region: • Keith Fujii, Japan CEO, will step into the Asia Pacific CEO role previously held by Mark Gabbay • Claire Tang, Head of Greater China, and Kunihiko (Nick) Okumura, Head of Japan Acquisitions, will become Co-CIOs of Asia Pacific to fill the CIO role previously held by Mark Gabbay In addition, the following individuals will be stepping into new global roles as part of the global transformation of LaSalle: Mark Gabbay Jeff Jacobson

• Tim Kessler, Global Head of Corporate Strategy and Development, will become Global Chief Operating Officer • Alok Gaur, Global Co-Head of Client Capital Group, will become Global Head of Client Capital Group • Jon Zehner, Global Co-Head of Client Capital Group, is transitioning to CEO of Global Partner Solutions, LaSalle’s global unlisted indirect business unit, succeeding Ed Casal Other members of LaSalle’s executive leadership team remain in place: • Jacques Gordon as Global Strategist • Lisa Kaufman as CEO Global Real Estate Securities • Gordon Repp as General Counsel • Mike Ricketts as Global Chief Financial Officer • Darline Scelzo as Chief Human Resources Officer • Jason Kern as CEO Americas • Philip La Pierre as CEO Europe -ends- LaSalle Contact: Matt Schuler Phone: +1 312 897 4192 Email: Matt.Schuler@lasalle.com JLL Contact: Gayle Kantro Phone: +1 312 228 2795 Email: Gayle.Kantro@am.jll.com About LaSalle Investment Management LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages more than $65 billion of assets in private and public real estate property and debt investments as of Q3 2020. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information visit www.lasalle.com, and LinkedIn. About JLL JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $18.0 billion in 2019, operations in over 80 countries and a global workforce of over 92,000 as of September 30, 2020. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com. This communication may contain forward-looking statements with respect to LaSalle Investment Management. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. This information discussed above is based on the market analysis and expectations of LaSalle and should not be relied upon by the reader as research or investment advice regarding LaSalle funds or any issuer or security in particular. The information presented herein is for illustrative and educational purposes and is not a recommendation, offer or solicitation to buy or sell any securities or to adopt any investment strategy in any jurisdiction where prohibited by law or where contrary to local law or regulation. Any such offer to invest, if made, will only be made to certain qualified investors by means of a private placement memorandum or applicable offering document and in accordance with applicable laws and regulations. Past performance is not indicative of future results, nor should any statements herein be construed as a prediction or guarantee of future results.